                       DAVIS NEW YORK VENTURE FUND, INC.


State Street Bank and Trust Company
1776 Heritage Drive
North Quincy, MA 02171

Re: Davis Growth & Income Fund, and authorized series of Davis New York Venture Fund, Inc.

Gentlemen:

This is to advise you that Davis New York Venture Fund, Inc., ("Fund") has established a new series of shares to be known as "Davis Growth & Income Fund" and you have been furnished with copies of the current prospectus and statement of additional information.

The Fund hereby requests that you act as Custodian for the new series under the terms of the existing Custodian Contract dated January 27, 1988, as amended..

Please indicate your acceptance of the foregoing by executing two copies of this Letter Agreement, returning one to the Fund and retaining one copy for your records.

Davis New York Venture Fund, Inc.
*
By:
   --------------------------------
     Kenneth Eich, Vice President

Agreed to this 27th day of April, 1998.

State Street Bank and Trust Company

By:
   --------------------------------
Title:
      -----------------------------